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Exhibit 10.19.1

[SILICON VALLEY BANK LOGO]

May 9, 2002

Displaytech, Inc.
2602 Clover Basin Drive
Longmont, CO 80503
Attention: Mr. Lloyd Lewis
Chief Financial Officer

  Re:
  Addendum No. 1 to Bill of Exchange Purchase Agreement

Ladies and Gentlemen:

        Silicon Valley Bank ("Bank") and Displaytech, Inc. ("Seller") entered into a certain bill of exchange purchase agreement dated April 30, 2002 (the "Agreement"), pursuant to which Bank may purchase from Seller, on a non-recourse basis, certain negotiable bills of exchange ("Bill of Exchange" or "Bills of Exchange") due from the makers thereof ("Buyer" or "Buyers"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Seller hereby agree to supplement the Agreement as follows:

  1.
  The Agreement sets forth the terms and conditions for a one year guidance facility that Bank has offered to Seller, effective April 30, 2002.

  2.
  Notwithstanding Bank's discretion to determine whether or not to purchase any Bill of Exchange under the Agreement: (i) the aggregate face value amount of all Bills of Exchange which Bank has purchased under the Agreement and which then remain unpaid shall not exceed Four Million United States Dollars (USD$4,000,000); (ii) Bank will purchase a maximum of four (4) Bills of Exchange during any week under the Agreement, with a week being defined as a period of five consecutive (5) calendar days from Monday through Friday; and (iii) Bank initially will consider purchasing Bills of Exchange due from Miyota Co. Ltd. and Nissho Electronics Corporation, both of Japan.

  3.
  Seller shall maintain its primary operating, depository, and investment accounts with Bank.

  4.
  Pursuant to section 3.2(c) of the Agreement, during the term of the Agreement, Seller shall provide Bank with (i) monthly financial statements and compliance certificates within thirty (30) days after the end of each such month; (ii) audited financial statements with an unqualified opinion within one hundred twenty (120) days after the end of each such fiscal year; and (iii) monthly accounts receivable and payable aging reports within twenty (20) days after the end of each such month.

        These addenda will become effective when a copy hereof, duly executed by Seller, have been received by Bank.

        Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification.

        Seller hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Seller further certifies that as of the date of its acknowledgement set forth below there exists no default or defined event of default under the Agreement, as amended hereby.

        If the foregoing is acceptable to you, please sign and return the enclosed copy of this letter.

SILICON VALLEY BANK
By:	/s/ [ILLEGIBLE]
	Name:	[ILLEGIBLE]
	Title:	Vice President
Accepted and Agreed on May , 2002:
DISPLAYTECH, INC.
By:	/s/ Lloyd Lewis
	Name:	Lloyd Lewis
	Title:	CFO

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ADDENDUM NO. 1 TO BILL OF EXCHANGE PURCHASE AGREEMENT